SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule14a-12

Community Bancorp Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY BANCORP INC.

900 Canterbury Place, Suite 300

Escondido, California 92025

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2003

6:00 P.M.

TO THE SHAREHOLDERS OF COMMUNITY BANCORP INC.:

THIS IS TO NOTIFY YOU that pursuant to its Bylaws and the call of its Board of Directors, Community Bancorp Inc. (the “Company”) will hold its 2003 Annual Meeting of Shareholders (the “Meeting”) at The Grand Tradition, 1602 South Mission Road, Fallbrook, California on Wednesday, May 28, 2003 at 6:00 p.m. local time for the purpose of considering and voting on the following matters:

1.	Election of Directors. To consider and vote upon approval to elect three (3) persons to the Board of Directors of the Company to serve until the 2006 Annual Meeting of Shareholders and until their successors have been elected and have qualified.

2.	Adoption of Stock Option Plan. To approve the Company’s 2003 Stock Option Plan.

3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment thereof.

You may vote at the Meeting if you were a shareholder of record at the close of business on April 18, 2003.

In connection with nominations for directors, the Company’s Certificate of Incorporation provides:

“Nominations for election to the Board of Directors of the corporation may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed to the president of the corporation, not less than 45 days nor more than 90 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 45 days’ notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the consent, in writing, of each nominee to serve, if elected; (iv) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (v) the name and residence of the notifying stockholder, and (vi) the number of shares of capital stock of the corporation owned by the notifying stockholder. Nominations not made in accordance herewith shall be disregarded by the chairperson of the meeting, and upon his/her instructions, the inspectors of election shall disregard all votes cast for each such nominee.”

IT IS VERY IMPORTANT THAT YOU VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY. IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

By order of the Board of Directors

/s/ L. BRUCE MILLS, JR.
L. Bruce Mills, Jr. Secretary

Dated: April 21, 2003

COMMUNITY BANCORP INC.

PROXY STATEMENT

THE MEETING

Information Concerning the Solicitation

You are receiving this Proxy Statement from Community Bancorp Inc. in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Shareholders to be held at The Grand Tradition, 1602 South Mission Road, Fallbrook, California on May 28, 2003 at 6:00 p.m. local time (the “Meeting”).

You may vote at the Meeting if you were a shareholder of record on April 18, 2003. There were 3,581,143 shares of the Company’s Common Stock, par value $.625 each, outstanding and entitled to be voted on such date.

You are entitled to one vote for each share you held on the record date, except that for the election of directors you have cumulative voting rights and you may vote as many votes as equals the number of shares you held multiplied by the number of directors to be elected. You may cast all your votes for a single candidate or distribute such votes among any or all of the candidates as you choose. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

You have the power to revoke your proxy prior to its exercise. You may revoke your proxy

•	prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date, or

•	by attending and voting at the Meeting.

The Inspectors of Election for the Meeting will count votes cast by proxy or in person at the Meeting. The Inspectors will treat abstentions and “broker non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and “broker non-votes” will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

Unless otherwise instructed, the Inspectors of Election will vote each valid proxy, which is not revoked,

•	“FOR” the Company’s nominees for the Board of Directors

•	“FOR” to the Company’s 2003 Stock Option Plan.

and, in the proxy holders’ judgment, on such other matters, if any, which may properly come before the Meeting.

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. The Company will furnish copies of proxy materials to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

Security Ownership of Certain Beneficial Owners and Management

As of April 10, 2003, the Company knew of no person who owned more than five percent (5%) of the outstanding shares of its Common Stock except (i) as set forth in “Security Ownership of Management” or (ii) as described below.

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Financial Institutions Partners, III L.P.(1)	324,181	9.1%
Hovde Capital, Inc., General Partner 1826 Jefferson Place Washington, DC 20036

(1)	Based upon a 13-D/A filed by Financial Institutions Partners, III L.P. on August 2, 2001, adjusted for the 5% stock dividends paid on November 30, 2001 and November 29, 2002.

Security Ownership Of Management

The Company has only one class of shares outstanding, Common Stock.

The next table provides information as of April 10, 2003, concerning the equity ownership of the Company’s directors/nominees, the Company’s and Community National Bank’s (the “Bank”) executive officers, and its directors and executive officers as a group:

Name and Address(1) of Beneficial Owner	Relationship with Company/Bank	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)

Mark N. Baker	Director	53,268	[4]	1.5%

Gary W. Deems	Chairman of the Board	90,689	[5]	2.5%

G. Bruce Dunn	Director	103,982	[6]	2.9%

Granger Haugh	Director	145,786	[7]	4.0%

Robert H.S. Kirkpatrick	Director	16,562	[8]	0.5%

L. Bruce Mills, Jr.	Sr. Vice President/ Chief Financial Officer	28,283	[9]	0.8%

Donald W. Murray	Executive Vice President/ Chief Credit Officer	54,729	[10]	1.5%

Philip D. Oberhansley	Director	14,213	[11]	0.4%

F. Michael Patterson	Sr. Vice President/ Chief Administrative Officer	16,133	[12]	0.4%

Corey A. Seale	Vice Chairman of the Board	44,643	[13]	1.2%

Thomas E. Swanson	President, Chief Executive Officer and Director	232,550	[14]	6.3%

Gary M. Youmans	Executive Vice President/ Director	109,120	[15]	3.0%

All directors and executive officers of the Company as a group (12 persons)		909,958	[16]	23.1%

(1)	The address for all persons listed is c/o Community Bancorp Inc., 900 Canterbury Place, Suite 300, Escondido, California, 92025.

(2)	Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, each director and executive officer listed above possesses sole voting power and sole investment power for the shares of the Company’s Common Stock listed.

(3)	Includes shares of Common Stock subject to stock options exercisable within 60 days.

(4)	Includes 34,701 shares held in a retirement trust for his benefit, 16,333 shares held in a trust for the benefit of him and his spouse and 2,234 shares of Common Stock subject to stock options exercisable within 60 days.

(5)	Includes 81,033 shares of Common Stock held in an IRA for his benefit, 5,622 shares in a trust for the benefit of him and his spouse, 1,543 shares held in a trust for his son, 257 shares held in an IRA for the benefit of his wife, and 2,234 shares subject to stock options exercisable within 60 days.

(6)	Includes 35,682 shares held in a retirement pension plan for his benefit, 65,333 shares in a trust for the benefit of him and his spouse and 1,076 shares of Common Stock subject to stock options exercisable within 60 days.

(7)	Includes 78,639 shares held indirectly through a profit sharing trust and 62,251 shares of Common Stock subject to stock options exercisable within 60 days.

(8)	Includes 7,409 shares held indirectly in a retirement trust for his benefit and 9,153 shares of Common Stock subject to stock options exercisable within 60 days.

(9)	Includes 12,862 shares held in a retirement trust for his benefit and 15,421 shares of Common Stock subject to stock options exercisable within 60 days.

(10)	Includes 19,400 shares held indirectly in a retirement trust for his benefit and 34,625 shares of Common Stock options exercisable within 60 days.

(11)	Includes 13,959 shares of Common Stock subject to stock options exercisable within 60 days.

(12)	Includes 10,921 shares held indirectly in a trust for the benefit of him and his spouse, 581 shares in a retirement plan for his benefit and 4,631 shares of Common Stock subject to stock options exercisable within 60 days.

(13)	Includes 11,608 shares held in a family trust and 31,760 shares of Common Stock subject to stock options exercisable within 60 days.

(14)	Includes 88,876 shares held in a family trust, 25,599 shares held indirectly through a retirement trust for his benefit, 1,912 shares held in a separate retirement trust for his benefit and 116,163 shares of Common Stock subject to stock options exercisable within 60 days.

(15)	Includes 12,416 shares held indirectly in a retirement trust for his benefit, 5,978 shares held indirectly in a separate retirement trust for his benefit, 606 shares held indirectly in a retirement trust for the benefit of his spouse and 72,319 shares of Common Stock subject to stock options exercisable within 60 days.

(16)	Includes 365,826 shares of Common Stock subject to stock options exercisable within 60 days.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

Community Bancorps’ Bylaws and implementing resolutions provide for Community Bancorp to have a total of nine directors. Community Bancorps has a “Classified” Board of Directors. A “Classified” Board means that the directors are divided into three classes with staggered terms. As a result, three persons will be elected at the Meeting to a term of three years. At subsequent annual meetings of Community Bancorps’ shareholders, a number of directors will be elected equal to the number of directors with terms expiring at the next annual meeting. The Directors so elected at these subsequent annual meetings will each be elected for a three-year term.

Set forth below is the slate of directors to be considered for reelection. In the event that any of the nominees should be unable to serve as director, it is intended that proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

Name	Age	Position/Background

Mark N. Baker	56

Director of the Company and the Bank since 2000. Executive Vice President of San Diego Wood Preserving Company since 1975. Manager of Baker Enterprises, LLC since 1972. Mr. Baker is a member of the Audit and Compensation committees.

Robert H. S. Kirkpatrick	53

Director of the Company since 1999. Director of the Bank since 1997. President and Chief Financial Officer, Rancon Real Estate (1989-1998). Executive Vice President, First Team Real Estate Inc. (1999 – 2000).

Executive Vice President and Chief Operating Officer, CataList Home’s Inc. (2000 – present). Mr. Kirkpatrick is a member of the Audit and Loan committees.

Gary M. Youmans	51

Director of the Company since 1999. Executive Vice President and Director of the Bank since 1996. Mr. Youmans has been employed by the Bank since 1991. Mr. Youmans is a member of the Loan and Budget/ALCO committees.

None of the Company’s directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Continuing Directors and Executive Officers

Name and Relationship with Company/Bank	Principal Occupation for Past Five Years	Age	Year First Elect or Appointed Director	Term(1)

Gary W. Deems Chairman of the Board	Director and Chairman of the Company and the Bank. Executive Vice President and Chief Administrative Officer of FP Bancorp, Escondido, CA (1993 – 1998). Retired (1998 – present).	56	2000	2

G. Bruce Dunn Director	Director of the Company and the Bank. President/Owner of Mission Pools since 1975.	55	2001	1

Granger Haugh Director	Director of the Company and the Bank. President, Cliniqa Corp. (a medical equipment supplier).	67	1997	1

L. Bruce Mills, Jr. SVP, CFO and Secretary	Chief Financial Officer for Company and Bank.	46	—	—

Donald W. Murray EVP and CCO	Executive Vice President Chief Credit Officer of Bank since 2001; Credit Officer since 1996.	45	—	—

Philip D. Oberhansley Director	Director of the Company and the Bank. Partner, Cannon Parks & Oberhansley (law Firm).	44	1997	2

F. Michael Patterson SVP and CAO	Senior Vice President and Chief Administrative Officer of Bank since 2000; prior consultant with Cohen Brown Management Group.	46	—	—

Corey A. Seale Vice Chairman and Director	Director of the Company and the Bank. Chief Executive Officer Fallbrook Hospital.	45	1995	1

Thomas E. Swanson President, CEO & Director	President, Chief Executive Officer and Director of the Company and the Bank.	58	1996	2

(1)	Nominees are Term 3 which expires in 2003; Term 1 expires in 2004; and Term 2 expires in 2005.

ABOUT THE BOARD AND ITS COMMITTEES

The Board. The Company is governed by a Board of Directors and various committees of the Board that meet throughout the year. Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Chairman of the Board and the President and Chief Executive Officer and others regarding matters of concern and interest to the Company. During 2002, there were fifteen (15) meetings of the Board. During 2002 all directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Company’s Board of Directors and the number of meetings of the Company’s committees on which they served.

Committees. Among other committees, the Company has audit, strategic alternatives and compensation committees. The following describes for each of these three committees its current membership, the number of meetings held during 2002, and its function.

Audit. Directors Seale (Chairman), Baker and Kirkpatrick.

This Committee met four (4) times in 2002. Each member is “independent,” as defined by the Nasdaq listing standards. Pursuant to its Charter, the Audit Committee is a standing committee appointed annually by the Board of Directors. The Committee assists the Board of Directors in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of our accounting systems and financial-reporting processes, the identification and assessment of business risks and the adequacy of overall control environment within the Company. In so doing, they will:

•	Carry out their responsibilities in good faith and in an informed and vigilant manner;

•	Review recommendations and reports submitted by the regulatory agencies, our external financial statement auditors, management, and Internal Audit;

•	Routinely report to the Board of Directors, the Committee’s activities and all matters of significance, making recommendations for change as deemed advisable;

•	Establish and maintain contact with the regulatory agencies, the external financial statement auditors and Internal Audit to satisfy themselves that: audit coverage is adequate, appropriate programs are maintained, and activities are executed properly;

•	Discuss directly with management any issues of concern or interest to the Committee; and

•	Employ such resources in the performance of their duties, including access to separate legal counsel and external consultants, as the Committee deems necessary.

A copy of the Audit Committee’s Report for the year ended December 31, 2002 is attached as Appendix A to this proxy statement. The Audit Committee’s Charter was attached to our proxy statement for the 2001 meeting of shareholders. The Charter is in the process of being amended. The amended Charter will be attached to the proxy statement for the 2004 annual meeting of shareholders.

Compensation. Directors Baker (Chairman), Haugh, Oberhansley and Deems

This committee met three (3) times in 2002. The committee:

•	Establishes proper compensation ranges for officers and employees;

•	Delegates certain authority to management regarding salary procedure; and

•	Administers Senior Management Incentive Compensation Plan

A copy of the Compensation Committee’s Report for the year ended December 31, 2002 is attached as Exhibit B to this proxy statement.

Compensation Committee Interlocks and Insider Participation. No members of the Compensation Committee were officers or employees during the year or were formerly Bank officers.

Compensation of Directors

Directors of the Company receive no compensation from the Company. Directors of the Bank receive fees of $800 for each Board of Directors meeting they attend, up to a maximum of fifteen (15) meetings during any one calendar year; provided that the directors are paid for one meeting missed for any reason and for meetings missed due to illness. Committee members additionally receive $200 per meeting attended except for Loan Committee members who receive $300 for Loan Committee meetings attended. The Chairman of the Board receives $1,000 for each meeting attended again up to fifteen (15) meetings per calendar year with one excused but paid for absence and excused but paid for meeting in the case of illness. Neither Mr. Swanson nor Mr. Youmans, employees of the Bank, receives any fees for attending Board of Director or Committee meetings. The total amount of fees paid to directors for attendance at Board and Committee meetings during 2002 was $121,333 of which $21,850 was deferred.

On September 24, 1996, the Board of Directors adopted the Directors Indexed Fee Continuation Program which replaced all prior directors’ benefit plans. As of December 31, 1996, four former directors had completed the process in order to participate in the Plan. Director Dunn was approved for the fee deferral plan in 2002. This plan provides for directors to receive a benefit upon retirement which is determined based on two factors:

Fee Deferral: Directors may elect to defer up to $100,000 of cumulative directors fees. Such deferred fees are credited with a rate of interest equal to the average yield earned on the Bank’s loan portfolio, minus 2%. Upon retirement, these fees are paid out as either a lump sum, or over a specified number of years.

Indexed Retirement Benefit: Directors are also entitled to receive a benefit equal to the after tax earnings of specific life insurance policies owned by the Bank, less a cost of funds expense equal to the after tax cost of the Bank’s One Year Investment Instrument. The differential between these two instruments is held as an accrued liability balance and is payable to the director upon retirement provided the director retires with ten years of service. The Plan provides for a minimum retirement benefit of $8,000 per year, for three years. Thereafter, the benefit may fluctuate based on the relationship between the policy earnings and the cost of funds index. The benefit is payable for life. The Plan also provides participants with a death benefit which decreases each year. In April 1998, the Bank amended the plan for two former directors to provide for a lifetime annual benefit of $8,000 per year.

The accrued liability for each of these directors for all plans, which includes fee deferrals for prior years, as of December 31, 2002 was: Dunn-$15,431 and the other four former directors $348,638. The cost incurred for 2002 excluding the deferred income was $22,770, which was offset by $45,315 in income earned on the insurance policies.

Director Stock Option Awards

On January 16, 2003, Directors Baker, Deems, Dunn, Haugh, Kirkpatrick, Oberhansley and Seale each received a stock option grant under the Company’s 1993 Stock Option Plan to purchase 525 shares of Common Stock. The options were granted at an exercise price of $6.67 per share and are exercisable for ten years.

Executive Compensation

The Company paid no compensation to its officers in 2002. Set forth below is the summary compensation accrued during 2002 to the five highest paid officers of the Bank who received total annual salary and bonus of more than $100,000 during 2002.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Other Annual Compensation($)(3)	Restricted Stock Award(s)($)	Securities Underlying Options/ SARs*(#)(4)	LTIP** Payouts ($)	All Other Compensation ($)(5)
Thomas E. Swanson President and Chief Executive Officer	2002 2001 2000	184,104 179,000 164,000	107,700 — 102,639	147,459 — 7,476	— — —	— — 1,103	— — —	5,523 3,268 3,315

L. Bruce Mills, Jr. Sr. Vice President Chief Financial Officer/Corp Sec	2002 2001 2000	131,664 128,000 124,446	64,620 — 35,225	— — —	— — —	— — 8,269	— — —	3,950 4,897 311

Donald W. Murray Executive Vice President Chief Credit Officer	2002 2001 2000	134,748 131,000 120,996	71,800 — 38,962	— — —	— — —	— — 8,269	— — —	4,043 3,930 3,617

F. Michael Patterson Sr. Vice President Chief Administrative Officer	2002 2001 2000	128,004 124,450 121,000	64,620 — 14,667	— — —	— — —	— — 11,025	— — —	2,231 3,111 —

Gary M. Youmans Executive Vice President	2002 2001 2000	122,304 119,000 114,000	81,464 — 68,304	— 21,176 —	— — —	— — 1,103	— — —	3,669 3,124 3,420

(1)	Amounts shown include cash and non-cash compensation earned and received, including monthly auto allowances.

(2)	Amount shown as bonus payments were earned in the year indicated but not paid until the first quarter of the next fiscal year.

(3)	No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer’s total annual salary and bonus. Amounts shown reflect the difference between the exercise price and the market value of options exercised during the year indicated.

(4)	The Company (and prior to its existence – the Bank) has granted stock options to directors and to key, full-time salaried officers and employees of the Bank pursuant to two stock option plans (the “Plans” and the “1985 Plan” and “1993 Plan”, respectively). The 1985 Plan has expired and the 1993 Plan will expire in April, 2003, but options granted under both Plans remain outstanding and effective until their exercise or expiration. Options granted under the Plans are either incentive options or non-qualified options. Upon the formation of the Company, it adopted all options granted under the Plans and adopted the 1993 Plan. Options granted under the Plans become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options become fully exercisable upon the sale, merger or consolidation of the Company in which the Company is not a survivor notwithstanding the vesting provisions under the Plans. Options granted under the Plans are adjusted to protect against dilution in the event of certain changes in the Company’s capitalization, including stock splits and stock dividends. All options granted have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Options shown in table have been adjusted for the Company’s 5% stock dividends on November 29, 2002, November 30, 2001 and November 30, 2000.

(5)	Amounts shown reflect the amount of matching contributions made by the Bank pursuant to its 401(k) Plan.

Option Grants in 2002

There were no options granted during 2002 under the 1993 Plan to any of the officers set forth in the preceding table.

Option/SAR Exercises and Year-End Value Table

The following table sets forth certain information as of December 31, 2002 concerning unexercised options under the 1993 Plan for the officers set forth in the compensation table:

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal year End Option/SAR Value

(a)	(b)	(c)	(d)		(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End
			Exercisable /	Unexercisable	Exercisable /	Unexercisable
Swanson	38,924	$147,459	116,163 /	—	$110,727 /	$—
Mills	—	$—	13,685 /	7,760	$31,457 /	$23,801
Murray	—	$—	30,458 /	10,070	$99,841 /	$29,009
Patterson	—	$—	4,631 /	6,945	$12,508 /	$18,758
Youmans	—	$—	72,319 /	—	$141,312 /	$—

(1)	The aggregate value has been determined based upon the closing prices for the Company’s Common Stock at date exercised or December 31, 2002, as applicable, minus the respective exercise price.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Effective January 1, 1998, the Bank entered into employment agreements with Thomas E. Swanson, its President and Chief Executive Officer, Gary M. Youmans, Executive Vice President and Donald W. Murray, Executive Vice President and Chief Credit Officer. Effective July 1, 1998, the Bank entered into an employment agreement with L. Bruce Mills, Jr., Senior Vice President and Chief Financial Officer. Effective September 1, 2000, the Bank entered into an employment agreement with F. Michael Patterson, Senior Vice President and Chief Administrative Officer. In general, these agreements provide for three year terms subject to an annual extension, such that the term of these agreements remain at three years. Base salaries for Messrs. Swanson, Mills, Murray, Patterson and Youmans for 2003 have been established as $180,360, $129,432, $132,612, $125,664 and $120,108, respectively. The agreements also provide for discretionary bonuses. If the executive officer is terminated prior to a “Change in Control” but without cause, such executive officer will be entitled to a lump sum payment equal to nine months of compensation (12 months in the case of Mr. Swanson) at the base salary rate then in effect. After a “Change in Control”, a termination without cause or a “resignation with good reason” within 24 months of such “Change in Control” of the executive officer will result in such executive officer being entitled to a lump sum payment equal to 18 months of compensation (24 months in the case of Mr. Swanson) at the base salary rate then in effect. The agreements define a “Change of Control” as including (i) a transfer of control of the Bank, (ii) any person becoming the beneficial owner of securities of the Bank representing 20% or more of the combined voting power of the Bank’s outstanding securities, (iii) a change in the majority of directors of the Bank as a result of a contested election of directors, (iv) a merger, consolidation or sale of all or substantially all of the assets of the Bank, or (v) any change in the majority of the Board of Directors of the Bank during a two year period unless each new director is approved by two-thirds of the directors then in office who were directors at the beginning of such two year period.

Stock Performance Graph

The following graph presents the cumulative, total return for the Company’s Common Stock compared with the Nasdaq US Index, a broad market index of stocks traded in the Nasdaq National Market, and the Nasdaq Bank Index. The graph assumes the value of an investment in the Company’s Common Stock, the Nasdaq US Index and the Nasdaq Bank Index each was $100 on December 31, 1997, when the Bank, as predecessor to the Company, became listed on Nasdaq, and that all dividends were reinvested. It should be noted that historical performance information is no guarantee of future performance.

Total Return Performance

Compliance with Section 16 of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and ten percent or more shareholders of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of the Company’s equity securities. Officers, directors and ten percent or more shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of the Company’s equity securities appear to have been met except as follows: Officer Mills filed ten reports late relating to ten purchases of the Company’s stock through the

Company’s 401k plan. Officer Murray filed eleven reports late relating to eleven purchases of the Company’s stock through the Company’s 401k plan. Officer Swanson filed thirteen reports late relating to thirteen purchases of the Company’s stock through the Company’s 401k plan. These reports were subsequently filed. During the transition period to electronic filing from standard paper filings, there were several circumstances where some of the filings did not meet the new requirements of the Sarbanes Oxley Act. In those cases, the reports were filed late with the appropriate disclosures.

Transactions with Management and Others

There have been no transactions, or series of similar transactions, during 2002, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of the Company, executive officer of the Company, any shareholder owning of record or beneficially 5% or more of the Company’s Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

The Bank has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2002 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal laws and regulations.

PROPOSAL NO. 2

ADOPTION OF NEW STOCK OPTION PLAN

Introduction

The Company’s 1993 Stock Option Plan (the “1993 Plan”) expired on April 21, 2003 and no additional options may be granted thereunder. At April 10, 2003, options were outstanding covering a total of 597,722 shares that remain exercisable despite the expiration of the 1993 Plan. The Company’s 1985 Stock Option Plan (the “1985 Plan”) expired in 1995 and no additional options may be granted thereunder. At April 10, 2003, options were outstanding covering a total of 1,276 shares that remain exercisable despite the expiration of the 1985 Plan. Certain information concerning options under the 1993 Plan and 1985 Plan is included herein under “ELECTION OF DIRECTORS – Compensation of Executive Officers and Directors – Stock Options.”

Shareholders are being asked to approve a new stock option plan entitled the Community Bancorp 2003 Stock Option Plan (the “2003 Plan”) to provide stock options for up to 125,000 shares of Company’s Common Stock. The 2003 Plan has already been approved by the Board of Directors, and will become effective immediately upon its approval by the shareholders.

The Board of Directors believes it is advisable for the shareholders to approve the 2003 Plan in order to have options available to encourage directors, officers and key employees to remain with the Company and perform at their highest levels, as well as to attract well qualified new officers, key employees and directors in today’s competitive market.

Summary of 2003 Plan

The following is a summary of the 2003 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2003 Plan, which is attached as Exhibit C to this Proxy Statement.

Adoption of the 2003 Plan

The 2003 Plan provides that officers and key employees (“Employees”) and members of the Board of Directors (“Directors”) will be eligible to receive options to purchase shares of the Common Stock of the Company. If the Company forms or acquires any other banks or additional subsidiaries, the Plan will also cover their officers, directors and employees. The 2003 Plan does not affect any of the stock options granted under the 1985 or 1993 Plans.

Purpose

The purpose of the 2003 Plan is to advance the interests of the Company by providing the individuals most important to its success with the opportunity to acquire shares of the Company’s Common Stock. By encouraging such stock ownership, the Company hopes to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and key Employees of the Company and the Bank to promote the success of the business.

Shares Reserved

There are currently 598,998 combined shares of Common Stock remaining reserved for issuance upon exercise of options already granted under the 1993 Plan and 1985 Plan. If the proposed 2003 Plan were approved, the total shares of Common Stock available for issuance pursuant to the 1985, 1993 and 2003 Plans would be 723,998, or approximately 20.2% of the total shares outstanding at April 10, 2003.

If for any reason any option granted under the 2003 Plan expires, is canceled or otherwise terminates without having been exercised in full, the shares not purchased under such option would again become available for grant to others under the 2003 Plan. If options granted under the 1985 or 1993 Plans expire or otherwise terminate without being exercised in full, the shares not purchased will not be available for grant to others under either the 1985 or 1993 Plans.

Options granted under the 2003 Plan may be either incentive stock options (“Incentive Stock Options”) as that term is used in Section 422A of the Internal Revenue Code (the “Code”), or any successor thereto, or options which do not qualify as incentive stock options (“Non-Qualified Stock Options”).

Eligibility

All Employees, Employees who are also Directors (“Employee Directors”) and Directors who are not Employees (“Non-Employee Directors”) are eligible to participate in the 2003 Plan. Employees and Employee Directors are eligible to receive either Incentive and Non-Qualified Stock Options. Non-Employee Directors are only eligible to receive Non-Qualified Stock Options. The Company may issue Incentive Stock Options provided that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year does not exceed $100,000. Should it be determined that any Incentive Stock Option granted pursuant to the 2003 Plan exceeds such maximum, such Incentive Stock Option will be considered to be a Non-Qualified Stock Option and not qualify for treatment as an Incentive Stock Option under Section 422A of the Code to the extent, but only to the extent, of such excess.

Administration

A committee of directors, appointed by the Board of Directors and composed of not less than three Non-Employee Directors (the “Committee”) will administer the 2003 Plan. The Committee will have full power and authority, in its discretion, to take any and all action required or permitted to be taken under the 2003 Plan, including the selection of participants to whom stock options may be granted, the determination of the number of shares which may be covered by stock options, the purchase price, and other terms and conditions thereof.

Option Price

The exercise price of each option shall be determined by the Committee and shall not be less than the fair market value of the stock on the date the option is granted. The purchase price of the stock subject to an Incentive Stock Option may not be less than 110% of such fair market value where the optionee owns (or is deemed to own pursuant to the Code) shares of stock representing more than 10% of total combined voting power of all classes of stock of the Company. The purchase price of Common Stock acquired pursuant to an option must be paid in cash or in Company stock at the time the option is exercised. If payment is made in Company stock, it will be valued at its fair market value, using the same criteria as are used to determine the exercise price of options.

Adjustments Upon Changes In Stock

If the outstanding shares of the Common Stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment must be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change must likewise be made. Any such adjustment, however, in an outstanding option must be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option adjustments being made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 2003 Plan on account of any such adjustment.

Expiration, Termination and Transfer of Options

No option under the 2003 Plan may extend more than ten (10) years from the date of grant. If the options are Incentive Stock Options and the optionee owns (or is deemed to own pursuant to the Code) shares of stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its affiliates, such options may not have an expiration date more than five (5) years after the date of grant.

Except in the event of termination of service due to death, disability or termination for cause, and unless the option sooner expires or terminates, all options will terminate either: (a) 90 days after an Employee ceases to be employed by the Company or the Bank; or (b) 90 days after a Non-Employee Director ceases to serve as a director of the Company or the Bank.

If termination of service was due to the optionee’s disability (as defined in the 2003 Plan) or death, all vested shares covered by the option but not previously purchased may be exercised for one year after such termination of service unless it sooner expires according to its terms. If an Employee is terminated for “just cause” (as defined in the 2003 Plan), the option terminates immediately and may not be exercised at all after termination.

An option may only be transferred by will or by the laws of descent and distribution upon the death of the optionee, or by a qualified domestic relations order issued by a court having jurisdiction over the optionee. No person other than a permitted transferee may exercise any option.

Termination and Amendment of the 2003 Plan

The Board of Directors may suspend or terminate the 2003 Plan at any time as to any shares not yet subject to options. Unless sooner terminated, the 2003 Plan shall expire ten (10) years from its effective date. No options may be granted under the 2003 Plan while it is suspended or after it expires or is terminated. Rights and obligations under any option granted pursuant to the 2003 Plan while it is in effect may not be altered or impaired by the suspension, expiration or termination of the 2003 Plan, other than pursuant to the terms thereof, except with the consent of the person to whom the stock option was granted.

The 2003 Plan and the options granted thereunder will also terminate upon the occurrence of a “Transaction”. A “Transaction” includes the dissolution or liquidation of the Company, its merger or consolidation with another company if the Company is not the surviving entity, the sale of substantially all of its assets, the acquisition of more than 80% of its outstanding stock in a tender offer or other purchase program. The Committee must notify each optionee of the pendency of a Transaction.

Upon the delivery of such notice, any option then outstanding under the 2003 Plan will become fully exercisable as to all remaining shares for a period of 30 days. All options terminate at the end of that time unless provision is made in connection with such transaction for assumption of or payment for outstanding options, or for substitution of new options on stock of a successor entity, in either case with appropriate adjustment as to the number and kind of shares and prices. The Company has no obligation to arrange for such provisions.

The 2003 Plan will terminate on the effective date of any Transaction. No further options may be granted after the Committee has announced the pendency of a Transaction and until such effective date or, if the Transaction does not become effective, until the date the Committee determines that the Transaction has been cancelled, withdrawn or will for other reasons not become effective.

The 2003 Plan may be amended by the Board of Directors at any time, and from time to time. However, except for adjustments upon changes in stock (e.g., stock splits or stock dividends), no amendment shall be effective unless approved by the affirmative vote of a majority of the outstanding shares of the Company, if the amendment would, among other things, (a) materially increase the number of shares reserved for options, (b) change the categories of persons eligible to participate, or (c) increase the maximum term of options provided for in the Plan.

Shareholder approval of the 2003 Plan shall include approval of any amendments required or requested by a securities regulator in connection with the qualification of the 2003 Plan and the options granted thereunder pursuant to federal or state securities laws.

Federal Income Tax Consequences

Generally under present law, when an option qualifies as an Incentive Stock Option under Section 422A of the Code: (a) an Employee will not realize taxable income either upon the grant or the exercise of the option, (b) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss rather than as income, and (c) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an Incentive Stock Option or a qualifying disposition of the shares. A disposition by an Employee of stock acquired upon exercise of an Incentive Stock Option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and one year after the transfer of the shares to the Employee. If such stock is disposed of by the Employee before the expiration of those time limits, the transfer would be a “disqualifying disposition” and the Employee, in general, will recognize ordinary income equal to the lesser of (a) the aggregate fair market value of the shares as of the date of exercise less the option price, or (b) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute compensation to the Employee.

Upon the exercise of an Incentive Stock Option, the difference between the fair market value of stock on the date of exercise and the option price is generally treated as a “tax preference” item in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such tax preference items (with adjustments) form the basis for the alternative minimum tax, which may apply depending on the amount of the computed “regular tax” of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carry forward credit against regular tax liability in subsequent years.

In the case of stock options, which do not qualify as an Incentive Stock Option, no income generally is recognized by the optionee at the time of the grant of the option. Under present law the optionee generally will recognize ordinary income at the time the Non-Qualified Stock Option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Notwithstanding the foregoing, if the shares received upon exercising a Non-Qualified Stock Option are subject to certain restrictions, the taxable event may be postponed until the restrictions lapse.

Shares acquired upon exercise of Non-Qualified Stock Option will have a tax basis equal to their market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss provided the shares are held by the optionee for more than one year prior to disposition.

The Company generally will be entitled to a deduction equal to the ordinary income recognized by the optionee in the case of a disqualifying disposition of an Incentive Stock Option or in connection with the exercise of a Non-Qualified Stock Option.

Vote Required and Recommendation

APPROVAL OF THE 2003 PLAN REQUIRES THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE OF “FOR” THIS PROPOSAL.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected Deloitte and Touche LLP as its independent public accountants for the fiscal year ending December 31, 2003. Deloitte and Touche LLP audited the Company’s financial statements for the year ended December 31, 2001 and 2002, and have been the Company’s accountants since 1999. It is anticipated that a representative of Deloitte and Touche LLP will be present at the Company’s Meeting and will be available to respond to appropriate questions from shareholders. All professional services rendered by Deloitte and Touche LLP during 2002 were furnished at customary rates and terms.

Fees Paid to Independent Auditors

For 2002, the Audit Committee considered and deemed the services provided by Deloitte and Touche LLP, the Company’s independent auditor, compatible with maintaining the principle accountant’s independence. During the fiscal year ended December 31, 2002, fees paid to Deloitte and Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) consisted of the following:

Audit Fees

Audit fees	$105,140
Audit related (consulting) fees	—

Subtotal audit and related fees	105,140
Tax fees	28,950
All other fees	—

Total fees	$134,090

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR THE 2004 ANNUAL MEETING

Proxy Statement Proposals. Under the rules of the SEC, proposals that shareholders seek to have included in the proxy statement for the next annual meeting of shareholders must be received by the Secretary of the Company not later than December 19, 2003.

Other Proposals and Nominations. The Company’s Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of shareholders, but which are not included in the Company’s proxy statement for that meeting. Nominations for director must be made in accordance with Section 2.7(A) of the Company’s Bylaws, which is set forth in the notice of the meeting attached to this proxy statement.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report to shareholders containing audited financial statements is included in this mailing to shareholders.

ADDITIONAL INFORMATION

Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC. The Company electronically files the following reports with the SEC: Form 10-K (Annual Report), Form 10-Q (Quarterly Report), Form 11-K (Annual Report for Employees’ Stock Purchase and Savings Plans), Form 8-K (Report of Unscheduled Material Events), and Form DEF 14A (Proxy Statement). It may file additional forms. The SEC maintains an Internet site, www.sec.gov, in which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on our website: www.comnb.com. The Company posts these reports to its website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from the Company’s website is incorporated into this proxy statement.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

COMMUNITY BANCORP INC.

/s/ L. BRUCE MILLS, JR.
L. Bruce Mills, Jr. Secretary

Escondido, California

April 21, 2003

EXHIBIT “A”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (“Committee”) of the Board of Directors is composed of three independent directors. The members of the Committee are: Directors Seale (Chairman), Baker and Kirkpatrick.

The Committee held four (4) meetings during 2002. During the course of the year, the Committee reviewed its Charter, which was accepted by the Board of Directors without change.

The Committee oversees the financial reporting process for Community Bancorp Inc. (the “Company”) on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the annual financial statements to be included in the Annual Report and Form 10-K.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company’s independent auditors.

Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Signed and adopted by the Audit Committee this 18th the day of March, 2003.

/s/ COREY A. SEALE Committee Chairman

/s/ MARK N. BAKER Director/Committee Member

/s/ ROBERT H.S. KIRKPATRICK Director/Committee Member

EXHIBIT “B”

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The goals of the Bank’s executive compensation program are to attract and retain higher caliber executives, provide compensation in a cost efficient manner, encourage executive ownership of Company Common Stock and motivate executives to maximize returns to shareholders, both annually and over the long-term.

Executive Compensation Philosophy

The Company and the Bank believe that a well-designed and administered executive compensation program is a key component in the attainment of their financial objectives. The goal of the executive compensation program is to link it directly to the achievement of short and longer-term corporate growth and profitability targets and the improvement of shareholder value. The Company and the Bank use a program of cash compensation, equity and benefits to attain this goal.

Compensation Committee

The Compensation Committee is responsible for administering the Bank’s executive compensation program, including the Senior Management Incentive Compensation Plan. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in the Bank’s Senior Management Incentive Compensation Plan.

Pay for Results and Performance

•	Executive compensation levels are established via external surveys of the competitive compensation practices and performance of a peer group of similar, publicly-held, independent community banks in California.

•	Annual incentive compensation is based on the Bank’s attainment of operating results in areas of corporate profitability, credit quality, and regulatory compliance.

•	The Board of Directors approved a new Senior Management Incentive Compensation Plan in 2002 to provide annual cash incentive awards to senior executive officers based on meeting measurable criteria. In order to protect shareholder interests, the plan requires above average performance as demonstrated by meeting minimum return on assets and equity before any incentive award is paid. The Plan also identifies certain key operating ratios as benchmarks which also must be met.

•	The stock option program rewards executive contribution over time and, via the vesting schedule, is designed to retain key executives in the Company’s and the Bank’s employ. Be encouraging a longer-term ownership position in the Common Stock, the plan closely aligns executive return with that of the shareholder. The Company grants stock options from time to time to its senior officers based on performance.

•	The Company and the Bank also provide a competitive program of benefits for its executives which are tax-efficient and cost effective.

•	The Company and the Bank believe that base compensation is competitive within the industry peer group and that performance-based incentive compensation and stock option programs create a strong linkage between Company and Bank management and their shareholder.

Chief Executive Officer Compensation

Thomas E. Swanson served as President and Chief Executive Officer of the Company and the Bank during 2002. The Committee used the same compensation policy described above to determine Mr. Swanson’s 2002 compensation.

Mr. Swanson received a base salary of $175,104 for 2002 and received an award $107,700 under the Senior Management Incentive Compensation Plan. Mr. Swanson’s base salary for 2003 has been set at $180,360 based upon consideration of both competitive forces and the Company’s performance.

COMPENSATION COMMITTEE

/s/ MARK N. BAKER Chairman

/s/ C. GRANGER HAUGH Director

/s/ PHILIP E. OBERHANSLEY Director

/s/ GARY W. DEEMS Director

EXHIBIT “C”

2003 COMMUNITY BANCORP INC.

STOCK OPTION PLAN

1. Purpose of the Plan.

The purpose of this 2003 Community Bancorp Inc. Stock Option Plan (the “Plan”) is to advance the interests of the Company by providing select Participants with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and Employees of the Company or any Affiliate to promote the success of the business.

2. Definitions.

As used herein, the following definitions shall apply:

(a)	“Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code, and any other subsidiary corporations of a parent corporation of the Company.

(b)	“Agreement” shall mean a written agreement entered into in accordance with Section 5(c).

(c)	“Award” shall mean an Option evidenced by a written agreement entered into in accordance with Section 5(c).

(d)	“Bank” shall mean the Community National Bank.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)	“Code” shall mean the Internal Revenue Code, as amended.

(g)	“Committee” shall mean the Stock Option Committee appointed by the Board in accordance with Section 5(a) hereof.

(h)	“Common Stock” shall mean the common stock of the Company, par value $.625 each.

(i)	“Company” shall mean Community Bancorp Inc.

(j)	“Continuous Service” shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or an Affiliate.

(k)	“Director” shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

(l)	“Non-Employee Director” shall mean any member of the Board who is a “non-employee director” within the meaning of Rule 16b-3.

(m)	“Effective Date” shall mean the date specified in Section 13 hereof.

(n)	“Employee” shall mean any person employed by the Company, the Bank or an Affiliate who is deemed an employee thereof for federal tax purposes.

(o)	“Exercise Price” shall mean the price per Share at which an Option may be exercised.

(p)	“ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)	“Market Value” shall mean the fair market value of the Common Stock, as determined under Section 7(b) hereof.

(r)	“Non-ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

(s)	“Option” means an ISO and/or a Non-ISO.

(t)	“Optioned Shares” shall mean Shares subject to an Award granted pursuant to this Plan.

(u)	“Participant” shall mean any Employee and Director.

(v)	“Plan” shall mean this 2003 Community Bancorp Inc. Stock Option Plan.

(w)	“Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(x)	“Share” shall mean one share of Common Stock.

3. Term of the Plan and Awards.

(a)	Term of the Plan. The Plan shall continue in effect for a term of 10 years from the Effective Date, unless sooner terminated pursuant to Section 15 hereof. No Award shall be granted under the Plan after the expiration of its term.

(b)	Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an

Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

4. Shares Subject to the Plan.

Except as otherwise required by the provisions of Section 10 hereof, the aggregate number of Shares deliverable pursuant to all Awards shall not exceed One Hundred Twenty-Five Thousand (125,000) Shares. Until issuance, such Shares will be deemed authorized but unissued Shares. If any Awards expire, become unexercisable, or are forfeited for any reason, the Optioned Shares to which they apply shall be available for the grant of additional Awards under the Plan (unless the Plan has expired or been terminated).

5. Administration of the Plan.

(a)	Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board who are Non-Employee Directors. Members of the Committee shall be appointed by, and serve at the pleasure of, the Board. The Committee shall be considered a committee of the board under the Bylaws of the Company, and shall conduct its proceedings in compliance therewith.

(b)	Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c)	Agreement. Each Award shall be evidenced by a written agreement containing such provisions, consistent with this Plan, as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, and shall set forth (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the vesting schedule for Optioned Shares, (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award, and (v) whether the Option is to be an ISO or a Non-ISO.

The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

(d)	Effect of the Committee’s Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(e)	Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, to the full extent provided for under the Company’s governing instruments with respect to the indemnification of Directors.

6. Grant of Options.

(a)	General Rule. Only key Employees (as determined by the Committee), Directors and Consultants shall be eligible to receive grants of Options pursuant to the Plan.

(b)	Special Rules for ISOs. The aggregate Market Value, as of the date the option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year, shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitations shall be Non-ISOs.

(c)	Delivery of Information. The Company shall deliver to each Participant the information and financial statements provided for in Rule 428(b) of the Securities and Exchange Commission’s Regulation C and by Section 260.140.46 of the Rules of the California Corporations Commissioner, at the times required by such rules.

7. Exercise Price for Options.

(a)	Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant, without taking into account any restrictions thereon. In the case of an Employee who owns Shares representing more than 10% of the Company’s outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price under the ISO shall not be less than 110% of the Market Value of the Optioned Shares at the date the ISO is granted.

(b)	Standards for Determining Market Value. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date at which Market Value if to be determined, then the Market Value per Share will be the closing price on such exchange on such date, or if there were no sales on such date, then the average of the highest bid and lowest asked price. If the Common Stock is traded on the NASDAQ OTC Bulletin Board, the Market Value per Share shall be the average of the highest bid and lowest asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be the fair market value thereof as determined by the Committee, in its sole and absolute discretion.

8. Exercise of Options.

(a)	Generally. Subject to subsection (e) below, any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share. Except as otherwise specifically set forth herein, an Option may be exercised only as to the portion thereof which is vested as of the time of exercise.

(b)	Procedure for Exercise. A Participant may exercise an unexpired Option, subject to provisions relative to its termination and any applicable limitations on its exercise set forth in the Agreement in which it is contained, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company with delivery of such notice, in cash (in the form of a certified or cashier’s check), in Common Stock or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Chief Financial Officer of the Company at the Company’s executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value per Share at the date of exercise.

(c)	Period of Exercisability. Except to the extent otherwise provided in more restrictive terms of an Agreement, the vested portion of an Option may be exercised: (i) by a Participant other than an Employee or Director at any time before it expires; or (ii) by an Employee or a Director if he or she has either (A) maintained Continuous Service since the date of the grant of the Option, or (B) is exercising the Option within 90 days after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except as follows:

(1)	If the Employee’s or Director’s Continuous Service terminates for Just Cause, the Participant’s rights to exercise any Option shall expire on the date of termination. The term “Just Cause” shall mean any of the following: (i) material dishonesty with respect to any aspect of the Company’s, the Bank’s or an Affiliate’s affairs or business), (ii) incompetence which actually results in substantial harm to the Company, the Bank or an Affiliate or which could reasonably be expected to result in such harm, (iii) willful misconduct, (iv) breach of fiduciary duty involving personal profit, (v) intentional failure to perform stated duties, or (vi) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final court order.

(2)	If the Employee’s or Director’s Continuous Service terminates by reason of his or her death, then the Option of the deceased Participant shall be exercisable only as to those Optioned Shares vested at the time of the Participant’s death, and may be exercised with respect thereto within one year from the date of death (but not later than the date on which the Option would otherwise expire) by the Participant’s executor or administrator or the person or persons to whom the Participant’s rights under such Option shall have passed by will or by laws of descent and distribution.

(3)	If the Employee’s or Director’s Continuous Service terminates by reason of Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then the Option of the disabled Participant shall be exercisable only as to those Optioned Shares vested at the time of the participant’s Permanent and Total Disability, and may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

(d)	Effect of the Committee’s Decisions. The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

(e)	Vesting. The vesting schedule for each Option shall be determined in the sole discretion of the Committee and shall be set forth in the Agreement. The vesting periods for Options need not be identical. Vesting shall cease immediately when the Participant ceases for any reason to be an Employee or Director, as the case may be, of the Company or an Affiliate. If a Participant shall not in any given period exercise any part of an Option which has become exercisable during that period, the Participant’s right to exercise such part of the Option shall continue until expiration of the Option.

9. Substitute Options.

Notwithstanding any other provisions of this Plan to the contrary, where the outstanding shares of another corporation are changed into or exchanged for shares of Common Stock of the Company in a merger, consolidation, reorganization or similar transaction, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation, and the exercise price of the Optioned Shares subject to any Option so granted may be fixed at a price less than one hundred percent of the Market Value of the Common Stock at the time such Option is granted if said Exercise Price has been computed to be not less than the Exercise Price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company. The number of shares of the options of the other corporation shall also be adjusted in accordance with the exchange ratio so that any substituted Option shall reflect such adjustment.

10. Effect of Changes in Common Stock Subject to the Plan.

(a)	Recapitalizations, Stock Splits and Other Changes to Capital. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards (and the Exercise Price thereof), shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

(b)	Transactions in which the Company Is Not the Surviving Entity. This Plan shall terminate on the effective date of any of the following transactions: (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) the sale or disposition of all or substantially all of the Company’s assets or (iv) a tender offer or acquisition by one person or a group of persons acting in concert of more than 50% of the Company’s outstanding Shares (any of the foregoing to be referred to herein as a “Transaction”). No Awards may be made after the Board of Directors has approved a Transaction, unless the Transaction is cancelled or terminated before becoming effective, in which event the Plan shall not terminate, and Options not exercised while the Transaction was pending shall resume the status they had prior to the announcement of the Transaction.

As soon as possible after the Board of Directors has approved a Transaction, the Committee shall notify each Participant thereof. Notice shall be deemed given on the date it is personally delivered to the Participant, or on the third business day after it is mailed, with first-class postage prepaid, to the Participant’s last known address. Upon the giving of such notice, and notwithstanding the provisions of Section 8(e), any Option shall become exercisable in full as to all remaining Shares. All Options not sooner exercised shall terminate at the close of business on the 30th day after such notice is given, unless provision is made in connection with the Transaction for assumption of outstanding Options or payment therefore, or substitution for such Options of new options covering stock of a successor corporation, or of its parent or subsidiary, with appropriate adjustments as to number and kind of shares and prices. The Company shall have no obligation to make any such provision. The provisions of this subsection (b) shall not apply if the Company is the surviving entity in any such Transaction.

(c)	Special Rule for ISOs. Any adjustment made pursuant to subsections (a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d)	Conditions and Restrictions on New, Additional or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section 10, a Participant becomes entitled to new, additional or different shares of stock or securities, such new, additional or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(e)	Other Issuances. Except as expressly provided in this Section 10, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or securities of another class, for cash, property or any lawful consideration, either upon direct sale or upon the exercise of rights or warrants to purchase the same, shall have no effect upon, and no adjustment shall be made with respect to, the number, class,

Exercise Price or other characteristics of Shares then subject to Awards or reserved for issuance under the Plan.

11. Non-Transferability of Awards.

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). An Award may be exercised only by a Participant, the Participant’s personal representative, heirs or a permitted transferee.

12. Time of Granting Awards.

The date of grant of an Award shall be the date on which the Committee makes the determination to grant such Award.

13. Effective Date.

The Plan shall become effective immediately upon its approval by a favorable vote of stockholders owning at least a majority of the Shares eligible to be cast at a meeting duly held in accordance with applicable laws.

14. Modification of Awards.

At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him or her by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

15. Amendment and Termination of the Plan.

The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan.

Except for any changes that may be required to be made at the direction of the Department of Corporations in connection with a permit application under the California Corporate Securities Law or any changes required for qualification, under the laws of Delaware, if applicable, shareholder approval must be obtained for any amendment of the Plan that would change the number of Shares subject to the Plan (except in accordance with Section 10 above), change the category of persons eligible to be Participants, or increase the maximum term of the Options that may be granted under the Plan.

No amendment, suspension or termination of the Plan shall, without the consent of any affected Participant, alter or impair any rights or obligations under any Award theretofore granted.

16. Conditions to Issuance of Shares.

(a)	Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and regulations, and the requirements of any stock exchange upon which the Shares may then be listed.

(b)	Special Circumstance. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability arising out of or in connection with its inability to issue or sell such Shares.

(c)	Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable.

17. Reservation of Shares.

The Company, during the term of the Plan, shall reserve and keep available a number of authorized and unissued Shares sufficient to satisfy the requirements of the Plan.

18. Withholding Tax.

The Company’s obligation to deliver Shares upon exercise of Options shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares the Participant already owns, having a value equal to the amount required to be withheld. The value of Shares to be with withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

19. No Employment or Other Rights.

In no event shall an Employee’s or Director’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations.

20. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of California, except to the extent that federal law shall be deemed to apply.

REVOCABLE PROXY—COMMUNITY BANCORP INC.

ANNUAL MEETING OF SHAREHOLDERS—May 28, 2003

The undersigned shareholder(s) of Community Bancorp Inc. (the “Company”) hereby appoints, constitutes and nominates G. Bruce Dunn, C. Granger Haugh and Corey A. Seale, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Grand Tradition, 1602 South Mission Road, Fallbrook, California on Wednesday, May 28, 2003 at 6:00 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Election of Directors. To elect the following three (3) persons to the Board of Directors of the Company to serve for a three (3) year term and until their successors are elected and qualified:
Mark N. Baker	Robert H.S. Kirkpatrick	Gary M. Youmans

☐	FOR all nominees listed above (except as marked to the contrary) ☐ WITHHOLD AUTHORITY to vote for all nominees listed above

A shareholder may withhold authority to vote for any nominees by lining through or otherwise striking out the name of such nominee.

2.	Adoption of the 2003 Stock Option Plan. To approve the adoption of the Company’s 2003 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

The Board of Directors recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy also vests discretionary authority to cumulate votes. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

Date:

Signature(s)

Number of Shares

I (We) will ☐ will not ☐ attend the Annual Meeting in person

NOTE: Please sign your full name. Joint owners should each sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.